FOR RELEASE: CONTACT:	New Hartford, NY, August 6, 2019 Christopher R. Byrnes (315) 738-0600 ext. 6226 cbyrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION ANNOUNCES 2019 SECOND QUARTER RESULTS
764 New Brink Activations in the Quarter, SaaS Revenues Increase 40% year-over-year

New Hartford, NY- August 6, 2019 -- PAR Technology Corporation (NYSE: PAR) today announced its results for its second quarter ended June 30, 2019.

Summary of Fiscal 2019 Second Quarter and Year-to-Date Financial Results

•	Revenues were reported at $44.2 million for the second quarter of 2019, compared to $52.6 million for the same period in 2018, a 16% decrease.

•	GAAP net loss for the second quarter of 2019 was $1.1 million, or $0.07 loss per share, a decrease from the GAAP net loss of $1.3 million, or $0.08 loss per share reported for the same period in 2018.

•	Non-GAAP net loss for the second quarter of 2019 was $3.0 million, or $0.18 loss per share, compared to non-GAAP net loss of $652,000, or $0.04 loss per share, for the same period in 2018.

•	Revenues were reported at $88.9 million for the first six months of 2019, compared to $108.2 million for the same period in 2018, an 18% decrease.

•
GAAP net loss for the first six months of 2018 was $3.8 million, or $0.24 loss per share, a decrease from the GAAP net loss of $1.3 million, or $0.08 loss per share reported for the same period in 2018.

•	Non-GAAP net loss for the first six months of 2019 was $4.8 million, or $0.30 loss per share, compared to non-GAAP net loss of $37,000 or $0.00 loss per share, for the same period in 2018.

A reconciliation and description of non-GAAP financial measures to corresponding GAAP financial measures are included in the tables at the end of this press release.

“We continue to focus on expanding our customer portfolio with enterprise restaurant organizations that range in size all the way into the thousands of sites. These are innovative restaurant companies looking to increase their in-store effectiveness and efficiencies through the use of technology; specifically, cloud software. This is the sweet spot for our Brink POS solution and brings unparalleled value and features that resonate well within this market. Our second quarter performance included 764 new customer deployments on Brink POS and a 40% increase in SaaS revenues from last year’s second quarter,” commented PAR Technology’s CEO & President, Savneet Singh. “We have begun creating revenue streams within our Brink partner ecosystem that include a large number of companies that benefit from a technology relationship with PAR. We view these partnerships as accretive to our internal sales efforts. The financial impact of these relationships is still in its infancy and we are increasing our efforts to expand these partnerships when beneficial to our Company. Correspondingly, we are exploring strategic acquisition candidates that will expand our addressable market. We are confident that increasing the number of strategic partners along with targeted acquisitions are excellent pathways to expand our customer base and substantially grow our business.”

Mr. Singh added “The main initiative impacting near-term results is our substantial investments in Brink which are specifically focused on accelerating our development capabilities. We look at this as investment spend with a strong return profile and we will continue to push down this path. We continue to be challenged by reduced year-over-year revenues in our hardware business due to the inherent cyclical nature of this industry. However, our focus on cost reductions and capital returns has allowed this business to remain profitable. We will continue to take the necessary steps to address the challenges and impact of the current business environment regarding our hardware platforms.”

Conference Call.

There will be a conference call at 4:30 p.m. (Eastern) on August 6, 2019, during which the Company’s management will discuss the financial results for the second quarter ended June 30, 2019.  To participate in the call, please call 844-419-5412, approximately 10 minutes in advance.  No passcode is required to participate in the live call or to listen to the replay version.  Individual & Institutional Investors will have the opportunity to listen to the conference call/event over the internet by visiting the Company’s website at www.partech.com/about-us/investors.  Alternatively, listeners may access an archived version of the presentation call after 7:30 p.m. on August 6, 2019 through August 13, 2019 by dialing 855-859-2056 and using conference ID 2685529.

About PAR Technology Corporation.

PAR Technology Corporation's stock is traded on the New York Stock Exchange under the symbol “PAR”. PAR’s Restaurant/Retail reporting segment has been a leading provider of restaurant and retail technology for more than 40 years. PAR offers management technology solutions for the full spectrum of restaurant operations, from large chain and independent table service restaurants to international quick service chains. PAR products can be found in retailers, cinemas, cruise lines, stadiums, and food service companies. PAR’s Government reporting segment is a leader in providing computer-based system design, engineering and technical services to the Department of Defense and various federal agencies. For more information visit http://www.partech.com/about-us/investors or connect with us on Facebook and Twitter.

Forward-Looking Statements.

This press release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ materially from those expressed or implied include delays in new product development and/or product introduction; changes in customer base and product, and service demands, including changes in product or service demands by the two customers from whom a significant portion of our revenue is derived and the other factors discussed in our most recent Annual Report on Form 10-K and other filings with the SEC. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

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PAR TECHNOLOGY CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
(Unaudited)

Assets	June 30, 2019	December 31, 2018
Current assets:
Cash and cash equivalents	$58,661	$3,485
Accounts receivable-net	25,886	26,219
Inventories-net	20,433	22,737
Asset held for sale	2,477	—
Other current assets	6,657	3,251
Total current assets	114,114	55,692
Property, plant and equipment – net	13,641	12,575
Goodwill	11,051	11,051
Intangible assets – net	8,555	10,859
Operating lease right-of-use assets	3,323	—
Other assets	4,388	4,504
Total Assets	155,072	$94,681
Liabilities and Shareholders’ Equity
Current liabilities:
Borrowings on line of credit	$—	$7,819
Accounts payable	10,434	12,644
Accrued salaries and benefits	5,700	5,940
Accrued expenses	2,257	2,113
Operating lease liabilities - current portion	1,206	—
Customer deposits and deferred service revenue	10,736	9,851
Other current liabilities	—	2,550
Total current liabilities	30,333	40,917
Operating lease liabilities - net of current portion	2,153	—
Deferred service revenue	4,343	4,407
Long-term debt	59,255	—
Other long-term liabilities	3,201	3,411
Total liabilities	99,285	48,735
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, $.02 par value, 1,000,000 shares authorized	—	—
Common stock, $.02 par value, 29,000,000 shares authorized; 18,005,785 and 17,879,761 shares issued, 16,297,176 and 16,171,652 outstanding at June 30, 2019 and December 31, 2018, respectively	360	357
Capital in excess of par value	63,806	50,251
Retained earnings	1,589	5,427
Accumulated other comprehensive loss	(4,132)	(4,253)
Treasury stock, at cost, 1,708,109 shares	(5,836)	(5,836)
Total shareholders’ equity	55,787	45,946
Total Liabilities and Shareholders’ Equity	$155,072	$94,681

PAR TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net revenues:
Product	$14,728	$20,883	$30,245	$47,207
Service	13,534	13,944	27,577	27,140
Contract	15,985	17,744	31,107	33,885
	44,247	52,571	88,929	108,232
Costs of sales:
Product	11,412	15,339	22,653	34,779
Service	9,876	10,205	19,903	19,752
Contract	14,386	15,667	28,036	30,494
	35,674	41,211	70,592	85,025
Gross margin	8,573	11,360	18,337	23,207
Operating expenses:
Selling, general and administrative	9,059	9,020	17,623	17,620
Research and development	2,725	3,222	5,785	6,090
Amortization of identifiable intangible assets	242	242	483	483
	12,026	12,484	23,891	24,193
Operating loss income	(3,453)	(1,124)	(5,554)	(986)
Other expense, net	(374)	(384)	(804)	(335)
Interest expense, net	(1,244)	(78)	(1,390)	(119)
Loss before benefit from income taxes	(5,071)	(1,586)	(7,748)	(1,440)
Benefit from income taxes	3,962	263	3,910	185
Net loss	$(1,109)	$(1,323)	$(3,838)	$(1,255)
Basic Loss per Share:
Net loss	$(0.07)	$(0.08)	$(0.24)	$(0.08)
Diluted Loss per Share:
Net loss	$(0.07)	$(0.08)	$(0.24)	$(0.08)
Weighted average shares outstanding
Basic	16,290	16,330	16,085	15,993
Diluted	16,290	16,330	16,085	15,993

PAR TECHNOLOGY CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands, except per share and per share data)
(Unaudited)

	For the three months ended June 30, 2019			For the three months ended June 30, 2018
	Reported basis (GAAP)	Adjustments	Comparable basis (Non-GAAP)	Reported basis (GAAP)	Adjustments	Comparable basis (Non-GAAP)
Net revenues	$44,247	$—	$44,247	$52,571	$—	$52,571
Costs of sales	35,674	1,369	34,305	41,211	—	41,211
Gross margin	8,573	1,369	9,942	11,360	—	11,360
Operating Expenses:
Selling, general and administrative	9,059	702	8,357	9,020	641	8,379
Research and development	2,725	—	2,725	3,222	—	3,222
Acquisition amortization	242	242	—	242	242	—
Total operating expenses	12,026	944	11,082	12,484	883	11,601
Operating (loss) income	(3,453)	2,313	(1,140)	(1,124)	883	(241)
Other expense, net	(374)	—	(374)	(384)	—	(384)
Interest (expense) income, net	(1,244)	573	(671)	(78)	—	(78)
(Loss) income before benefit from (provision for) income taxes	(5,071)	2,886	(2,185)	(1,586)	883	(703)
Benefit from (provision for) income taxes	3,962	(4,758)	(796)	263	(212)	51
Net loss	(1,109)		(2,981)	(1,323)		(652)
Loss per diluted share	(0.07)		(0.18)	(0.08)		(0.04)

About Non-GAAP Financial Measures

The Company reports its financial results in accordance with GAAP.  However, non-GAAP adjusted financial measures, as set forth in the reconciliation table above, are provided because management uses these non-GAAP financial measures in evaluating the results of the Company's continuing operations and believes this information provides investors supplemental insight into underlying business trends and operating results. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP.

The Company's results of operations are impacted by certain non-recurring charges, including equity based compensation, acquisition related expenditures, expense related to the internal investigation into conduct in China and Singapore (the "China/Singapore internal investigation") and the SEC document subpoena, and other non-recurring charges that may not be indicative of the Company’s financial performance. Management believes that adjusting its operating expenses, operating loss, net loss and diluted loss per share to remove non-recurring charges provides a useful perspective with respect to our operating results and provides supplemental information to both management and investors by removing items that are difficult to predict and are often unanticipated.  While the Company believes the adjustments provide a useful comparison, the reconciliations of non-GAAP financial measures to corresponding GAAP measures should be carefully evaluated.

During the second quarter of 2019, the Company recorded $1,369,000 of expenses related to the expected sale of the SureCheck product group within the Restaurant/Retail reporting segment, this represents $581,000 included in costs of sales related to a reserve for inventory and $788,000 in costs of service related to impairment of intangible assets for the SureCheck product group. The Company recorded $100,000 of expenses related to the China/Singapore internal investigation and the SEC document subpoena. Additionally, $602,000 of equity based compensation charges were recorded during the second quarter of 2019. The Company recognized amortization of acquired intangible assets of $242,000 related to the Company’s 2014 acquisition of Brink Software, Inc. (the "Brink Acquisition"). The provision for income tax line above is netted down by a 24%, or $693,000, tax impact from non-GAAP adjustments as well as a $4,065,000 tax adjustment relating to the sale of $80 million of 4.5% convertible senior notes in April 2019 (the "Notes"). Further, the Company recognized $573,000 accretion of interest related to the Notes.

During the second quarter of 2018, the Company recorded $314,000 of expenses related to the China/Singapore internal investigation and the SEC document subpoena. Additionally, $250,000 of equity based compensation charges were recorded during the second quarter of 2018. There were $77,000 of severance expenses recorded in the second quarter related to the closing of the Company's facility in France. The Company recognized amortization of acquired intangible assets of $242,000 related to the Brink Acquisition. The benefit from income tax was decreased by 24%, or $212,000, to reflect the tax impact from non-GAAP adjustments.

PAR TECHNOLOGY CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands, except per share and per share data)
(Unaudited)

	For the six months ended June 30, 2019			For the six months ended June 30, 2018
	Reported basis (GAAP)	Adjustments	Comparable basis (Non-GAAP)	Reported basis (GAAP)	Adjustments	Comparable basis (Non-GAAP)
Net revenues	$88,929	$—	$88,929	$108,232	$—	$108,232
Costs of sales	70,592	1,512	69,080	85,025	—	85,025
Gross margin	18,337	1,512	19,849	23,207	—	23,207
Operating Expenses:
Selling, general and administrative	17,623	1,457	16,166	17,620	1,119	16,501
Research and development	5,785	108	5,677	6,090	—	6,090
Acquisition amortization	483	483	—	483	483	—
Total operating expenses	23,891	2,048	21,843	24,193	1,602	22,591
Operating (loss) income	(5,554)	3,560	(1,994)	(986)	1,602	616
Other expense, net	(804)	—	(804)	(335)	—	(335)
Interest (expense) income, net	(1,390)	573	(817)	(119)	—	(119)
(Loss) income before provision for income taxes	(7,748)	4,133	(3,615)	(1,440)	1,602	162
Benefit from (provision for) income taxes	3,910	(5,057)	(1,147)	185	(384)	(199)
Net loss	(3,838)		(4,762)	(1,255)		(37)
Loss per diluted share	(0.24)		(0.30)	(0.08)		0.00

During the first six months of 2019, the Company recorded $1,369,000 of expenses related to the expected sale of the SureCheck product group within Restaurant/Retail reporting segment, this represents $581,000 related to reserve for inventory and $788,000 in costs of service related to impairment of intangible assets for the SureCheck product group. The Company recorded $290,000 of expenses related to the China/Singapore internal investigation and the SEC document subpoena and severance expenses of $143,000 in cost of sales and $317,000 in selling, general and administrative expenses and $108,000 in research and development expenses. Additionally, $850,000 of equity based compensation charges were recorded during the second quarter of 2019. The Company recognized amortization of acquired intangible assets of $483,000 related to the Brink Acquisition. The provision for income tax line above is netted down by a 24%, or $992,000 tax impact from non-GAAP adjustments as well as a $4,065,000 tax adjustment relating to the sale of the Notes. Further, the Company recognized $573,000 accretion of interest related to the Notes.

During the six months ended June 30, 2018, the Company recorded $611,000 of expenses related to the China/Singapore internal investigation and the SEC document subpoena. Additionally, $431,000 of equity based compensation charges were recorded during the first six months of 2018. There were $77,000 of severance expenses recorded in the first six months of 2018 related to the closing of the Company's facility in France which had been recorded in selling, general and administrative expenses. The Company recognized amortization of acquired intangible assets of $483,000 related to the Brink Acquisition. The benefit from income tax was decreased by 24%, or $384,000, to reflect the tax impact from non-GAAP adjustments.